Exhibit 5.2

[Woodburn and Wedge Letterhead]

May 12, 2017

Gray Television, Inc.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

Re:	Registration Statement on Form S-3 Filed by Gray Television, Inc. and the Guarantors (as defined below)

Ladies and Gentlemen:

We have acted as special counsel for Gray Television Licensee, LLC, a Nevada limited liability company (the “Nevada Guarantor”). We furnish this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) by Gray Television, Inc. (“Gray”), the Nevada Guarantor and other registrants of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, on a delayed basis, by Gray of: (i) shares of common stock, no par value, of Gray (the “Common Stock”); (ii) shares of Class A common stock, no par value, of Gray (the “Class A Common Stock”); (iii) shares of preferred stock, no par value, of Gray (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or Class A Common Stock; (iv) debt securities of Gray (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or Class A Common Stock; (v) warrants to purchase Common Stock, Class A Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”); and (vi) units consisting of one or more of the securities described in clauses (i) through (v) above and which may include debt obligations of third parties (the “Units”, and together with the Common Stock, the Class A Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”), in each case as contemplated by the Registration Statement to which this opinion is an exhibit. Gray’s obligations under the Debt Securities may be guaranteed by Gray’s subsidiaries (the “Guarantors”), including the Nevada Guarantor (such guarantee by the Nevada Guarantor, the “Nevada Guarantee”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion, including:

i.	the Registration Statement;

ii.	The Articles of Organization of Gray Licensee as filed with the Nevada Secretary of State’s Office on December 24, 2008;

iii.	The Limited Liability Company Agreement of Gray Licensee, by and among Gray Licensee and Gray Television, dated to be effective January 1, 2009;

iv.

Unanimous Written Consent of the Board of Directors of Gray Licensee dated as of May 12, 2017, authorizing and approving the filing of the Registration Statement, the registration of the Nevada Guarantee, and matters related thereto;

v.	The Officer’s Certificate of Kevin P. Latek, as Secretary of Gray Licensee, dated May 12, 2017 (the “Officer’s Certificate”); and

vi.	The Certificate of Existence with respect to Gray Licensee issued on May 9, 2017 by the Nevada Secretary of State (the “Certificate of Existence”).

In making all of our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the original of such documents. We also have assumed the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

As to all questions of fact that are material to our opinion, we have assumed the factual accuracy of and relied upon the factual statements set forth in the Registration Statement, in the Officer’s Certificate, and the Certificate of Existence. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Nevada Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

2.	The Nevada Guarantee will be validly issued and constitute the legal, valid and binding obligations of the Nevada Guarantor, to the extent that Nevada law governs such issues, when:

(a)

The Debt Securities underlying the Guarantee have been duly and validly created, executed, issued and delivered by Gray and any other party thereto as contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by Gray and the Nevada Guarantor;

(b)

the Nevada Guarantee is established in accordance with any applicable indenture or similar agreement providing for the Nevada Guarantee (the “Guarantee Agreement”), the Nevada Guarantee and applicable Guarantee Agreement are duly executed and delivered by the parties thereto, and the Nevada Guarantee and applicable Guarantee Agreement are specifically authorized by action, resolutions or consent duly adopted by the Board of Directors of the Nevada Guarantor acting as the manager of the Nevada Guarantor and, to the extent required, the members of the Nevada Guarantor (“Guarantee Authorizing Resolutions”) approving the terms and conditions of the Nevada Guarantee and Guarantee Agreement;

(c)

the Nevada Guarantee is issued and delivered in accordance with (i) the applicable Guarantee Agreement; (ii) the Nevada Guarantor’s Articles of Organization and Limited Liability Company Agreement, and (iii) the Guarantee Authorizing Resolutions;

(d)

compliance with all applicable laws, rules, and regulations governing the Debt Securities and Nevada Guarantee, including any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over Gray or the Nevada Guarantor, the Securities Act and the Trust Indenture Act of 1939, as amended; and

(e)	Gray has received the consideration provided for in the applicable duly adopted resolutions or consent approving the terms and conditions of the Debt Securities.

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Nevada Guarantor and of the Secretary of State of the State of Nevada.

We have assumed, for purposes of the opinions expresses herein, the following:

(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the authentic original documents of all documents submitted to us as certified or photostatic copies and that the documents submitted to us for review are the documents, or copies thereof, executed by the parties thereto;

(ii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

(iii) the due authorization, execution and delivery of each document examined by us by each party thereto other than the Nevada Guarantor; and

(iv) valid cause and/or consideration exists for the Nevada Guarantor in conjunction with its issuance of the Nevada Guarantee.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to the Nevada Guarantor, we have assumed that the obligation of the Nevada Guarantor under the Nevada Guarantee would be deemed by a court of competent jurisdiction to be in furtherance of its corporate purpose or necessary or convenient to the conduct, promotion or attainment of the business of the Nevada Guarantor and will benefit the Nevada Guarantor, directly or indirectly.

The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement and except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by Gray and the Guarantors with the Commission of the Registration Statement with respect to the registration of the Securities, and assume no responsibility for the contents of any such material.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Nevada Guarantor and others. We are licensed attorneys only in the State of Nevada, and, therefore, the opinions expressed herein are limited to the laws of the State of Nevada, and we express no opinion as to the effect of the laws of any other jurisdiction, including federal securities laws. The opinions expressed herein are made as of the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.

Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” in the prospectus constituting a part of such Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Woodburn and Wedge

By:	/s/ Shawn G. Pearson
Shawn G. Pearson